EXHIBIT 99.1

Support.com Reports Fourth Quarter and 2015 Financial Results

REDWOOD CITY, CA – February 17, 2016 – Support.com, Inc. (NASDAQ: SPRT), makers of cloud-based Nexus® software for Support Interaction Optimization (SIO) and a leading provider of tech support and turnkey support center services, today reported unaudited financial results for its fourth quarter and year ended December 31, 2015.

“During 2015, we continued our journey as we transitioned to a services and product company,” said Elizabeth Cholawsky, President and Chief Executive Officer. “In services, we further diversified our client base while continuing to provide excellent service to our existing and new partners. Additionally, we continued to expand our cloud software, Nexus, in the areas of Support Optimization tools, Guided Paths® and Self-Support as the connected support paradigm shift is driving the need for an innovative approach. With our service know-how and technical innovation and the foundation we continued to build in 2015, we are well positioned to take advantage of opportunities in the evolving connected support market. ”

Q4 2015 Financial Summary

For the fourth quarter of 2015, total revenue was $15.7 million, compared to $22.0 million in the fourth quarter of 2014 and $17.9 million in the third quarter of 2015.

On a non-GAAP basis, loss from continuing operations for the fourth quarter of 2015 was $4.2 million, or $(0.08) per share, compared to a loss of $915,000, or $(0.02) per share, in the fourth quarter of 2014 and a loss of $2.9 million, or $(0.05) per share in the third quarter of 2015.

On a GAAP basis, loss from continuing operations for the fourth quarter of 2015 was $5.1 million, or $(0.09) per share, compared to a loss of $2.4 million, or $(0.04) per share in the fourth quarter of 2014 and a loss $3.9 million, or $(0.07) per share in the third quarter of 2015.

At December 31, 2015 cash, cash equivalents and investments were $65.7 million compared to $68.4 million at September 30, 2015.

2015 Financial Summary

Total revenue for 2015 was $77.3 million, compared to $83.0 million in 2014.

As of December 31, 2015 Nexus annual recurring revenue (ARR), which is calculated by multiplying the monthly seat price by the number of contracted seats on an annual basis, was $488,000 and total seats were 727.

On a non-GAAP basis, loss from continuing operations for 2015 was $10.0 million, or $(0.18) per share, compared to income of $1.1 million, or $0.02 per share in 2014.

On a GAAP basis, loss from continuing operations for 2015 was $27.1 million, or ($0.50) per share, compared to a loss of $3.6 million, or $(0.07) per share, in 2014.

Non-GAAP income (loss) from continuing operations excludes stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items, charges for uncertain tax positions and tax expense associated with acquired goodwill. Collectively, these items impacted results from continuing operations by $1.0 million in the fourth quarter of 2015, $1.5 million in the fourth quarter of 2014 and $1.0 million in the third quarter of 2015. On an annual basis, these items impacted results from continuing operations by $17.0 million in 2015 and $4.7 million in 2014. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Recent Company Highlights

•	Successfully launched program for previously announced large North American Service Provider

•	Comcast Master Service Agreement renewed

•	2016 Comcast revenue to be higher than previously expected

•	Introduced Nexus Self-Support with consumer facing Guided Paths and seamless escalation to an agent

Conference Call

Support.com will host a conference call discussing the Company’s fourth quarter and full year 2015 results on Wednesday, February 17, 2016, starting at 4:30 p.m. ET (1:30 p.m. PT). The live call may be accessed by dialing (877) 388-8486 (domestic) or (408) 427-3864 (international) and referencing passcode 25562864. A live audio webcast and replay of the call will be available at the Investor Relations section of the Support.com website at http://www.support.com/about-us/investor-relations/investor-webinars-events/.

About Support.com

Support.com, Inc. (NASDAQ:SPRT) is the leading provider of cloud-based software (Nexus®) and services to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, Internet of Things (IoT) and other connected technology industries deepen their customer relationships. Customers want technology that works the way it’s intended. By using Support.com software and services, companies can deliver a fantastic customer experience, leading to happier customers, a stronger brand and growing revenues.

For more information, please visit http://www.support.com or follow us @support_com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2016 Support.com, Inc. Support.com, the Support.com logo, Guided Paths and Nexus are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries.

Safe Harbor Statement

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Nexus software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, the potential for acquisitions or other strategic transactions that deplete our resources or do not prove successful, privacy concerns, the potential for payment fraud issues, potential intellectual property, class action or other litigation, potential impairments of long lived assets and the potential for actions of activist stockholders to be disruptive and costly. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items, charges for uncertain tax positions and tax expense (benefit) associated with acquired goodwill from its GAAP results, in order to determine the non-GAAP financial measures of income (loss) from continuing operations and income (loss) from continuing operations per share, as described in A through G below. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. Stock-based compensation expense was $686,000 in the fourth quarter of 2015, compared to $817,000 in the fourth quarter of 2014 and $735,000 in the third quarter of 2015.

B. Amortization of intangible assets and other. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. Amortization of intangible assets and other was $267,000 in the fourth quarter of 2015, compared to $272,000 in the fourth quarter of 2014 and $267,000 in the third quarter of 2015.

C. Restructuring and impairment charges. Management excludes restructuring and impairment charges when evaluating its operating performance because the Company does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. Goodwill impairment charge was zero in the fourth quarter of 2015, the fourth quarter of 2014 and the third quarter of 2015.

D. Acquisition expense. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition expenses such as legal fees and advisory fees when evaluating ongoing operating performance. Acquisition expense was zero in the fourth quarter of 2015, the fourth quarter of 2014 and the third quarter of 2015.

E. Other non-recurring items. Management excludes non-recurring items, which generally do not require cash settlement, when evaluating its operating performance because the Company does not incur such expenses or obtain such benefits on a predictable basis and exclusion of such expenses or benefits enables more consistent evaluation of the Company’s operating performance. Other non-recurring items resulted in no expense or benefit in the fourth quarter of 2015, no expense or benefit in the fourth quarter of 2014 and no expense or benefit the third quarter of 2015.

F. Charges for uncertain tax positions. The Company excludes charges for uncertain tax positions because excluding such charges enables more consistent evaluation of the Company’s operating performance. Charges for uncertain tax positions were zero in the fourth quarter of 2015, $306,000 in fourth quarter of 2014 and zero in the third quarter of 2015.

G. Tax expense (benefit) associated with acquired goodwill. The Company does not amortize goodwill in its consolidated financial statements. Goodwill created through Asset Purchase Agreement transactions is amortizable for tax purposes and a deferred tax liability is recorded as the tax deduction is realized. The deferred tax liability will not be reversed unless and until the goodwill is disposed of or impaired. The Company excludes the tax expense (benefit) associated with acquired goodwill when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such expense (benefit) enables more consistent evaluation of the Company’s operating performance. Tax expense (benefit) associated with acquired goodwill resulted in no expense or benefit in the fourth quarter of 2015, compared to an expense of $66,000 in the fourth quarter of 2014 and no expense or benefit in the third quarter of 2015.

The Company believes that non-GAAP financial measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2015 (1)	2014 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$65,734	$73,793
Accounts receivable, net	10,019	14,627
Prepaid expenses and other current assets	1,474	1,403
Total current assets	77,227	89,823
Property and equipment, net	1,989	417
Goodwill	-	14,240
Intangible assets, net	1,294	2,363
Other assets	982	1,144

Total assets	$81,492	$107,987

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$3,035	$4,417
Other accrued liabilities	4,135	3,029
Short-term deferred revenue	2,184	2,619
Total current liabilities	9,354	10,065
Long-term deferred revenue	102	72
Other long-term liabilities	690	2,129
Total liabilities	10,146	12,266

Stockholders' equity:
Common stock	5	5
Additional paid-in-capital	265,324	262,253
Treasury stock	(5,167)	(5,036)
Accumulated other comprehensive loss	(2,302)	(2,028)
Accumulated deficit	(186,514)	(159,473)
Total stockholders' equity	71,346	95,721

Total liabilities and stockholders' equity	$81,492	$107,987

Note 1: Amounts are subject to completion of managements customary closing and review procedures.

Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2014.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2015 (1)	September 30, 2015	December 31, 2014	December 31, 2015 (1)	December 31, 2014

Revenue:
Services (3)	$14,418	$16,563	$20,633	$72,151	$77,272
Software and other (3)	1,293	1,302	1,336	5,182	5,719
Total revenue	15,711	17,865	21,969	77,333	82,991

Cost of revenue:
Cost of services (4)	12,884	14,357	17,093	61,439	60,606
Cost of software and other (4)	127	128	184	536	840
Total cost of revenue	13,011	14,485	17,277	61,975	61,446

Gross profit	2,700	3,380	4,692	15,358	21,545

Operating expenses:

Research and development (4)	1,713	1,790	1,464	6,957	5,078
Sales and marketing (4)	2,053	2,195	2,185	8,545	7,206
General and administrative (4)	3,828	3,047	2,869	13,011	11,320
Amortization of intangible assets and other	267	267	272	1,069	1,091
Goodwill impairment	-	-	-	14,240	-
Total operating expenses	7,861	7,299	6,790	43,822	24,695

Loss from operations	(5,161)	(3,919)	(2,098)	(28,464)	(3,150)

Interest income and other, net	111	113	77	430	294

Loss from continuing operations, before income taxes	(5,050)	(3,806)	(2,021)	(28,034)	(2,856)

Income tax provision (benefit)	76	60	355	(965)	740

Loss from continuing operations, after income taxes	(5,126)	(3,866)	(2,376)	(27,069)	(3,596)

Income (loss) from discontinued operations, net of income taxes	(4)	(5)	131	28	113

Net loss	$(5,130)	$(3,871)	$(2,245)	$(27,041)	$(3,483)

Loss from continuing operations, after income taxes
Basic	$(0.09)	$(0.07)	$(0.04)	$(0.50)	$(0.07)
Diluted	$(0.09)	$(0.07)	$(0.04)	$(0.50)	$(0.07)

Income (loss) from discontinued operations, net of income taxes
Basic	$(0.00)	$(0.00)	$0.00	$0.00	$0.01
Diluted	$(0.00)	$(0.00)	$0.00	$0.00	$0.01

Shares used in computing per share amounts:
Basic	54,792	54,637	54,184	54,548	53,834
Diluted	54,792	54,637	54,184	54,548	53,834

Note 3: In the third quarter of 2014, fees from Nexus software-as-a-service solution were reclassified from Software and other revenue to Services revenue. Therefore, certain amounts previously reported in fiscal year 2014 have been reclassified to conform to the current periods presentation. Cost associated with the Nexus software-as-a-service solution was immaterial and therefore it was not reclassified from Cost of software and other to Cost of services. These reclassifications have no impact on previously reported total revenue, net loss, and cash flows.

Note 4: Includes stock-based compensation expense, restructuring and impairment charges, acquisition expense and other non-recurring items, as follows:

	Three Months Ended			Twelve Months Ended
	December 31, 2015 (1)	September 30, 2015	December 31, 2014	December 31, 2015 (1)	December 31, 2014
Cost of revenue:
Cost of services	$47	$62	$60	$234	$417
Cost of software and other	2	2	4	10	14
Operating expenses:
Research and development	147	156	170	589	479
Sales and marketing	106	110	120	382	413
General and administrative	384	405	463	1,700	1,702
Total	$686	$735	$817	$2,915	$3,025

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

GAAP cost of revenue	$13,011	$14,485	$17,277	$61,975	$61,446
Stock-based compensation expense (Cost of revenue portion only)	(49)	(64)	(64)	(244)	(281)
Other non-recurring items	-	-	-	-	(150)
Non-GAAP cost of revenue	$12,962	$14,421	$17,213	$61,731	$61,015

GAAP operating expenses	$7,861	$7,299	$6,790	$43,822	$24,695
Stock-based compensation expense (Excl. cost of revenue portion)	(637)	(671)	(753)	(2,671)	(2,594)
Amortization of intangible assets and other	(267)	(267)	(272)	(1,069)	(1,091)
Restructuring and impairment charges	-	-	-	(14,240)	-
Non-GAAP operating expenses	$6,957	$6,361	$5,765	$25,842	$21,010

GAAP income tax provision (benefit)	$76	$60	$355	$(965)	$740
Tax expense (benefit) associated with acquired goodwill	-	-	(66)	1,204	(285)
Charges for uncertain tax positions	-	-	(306)	-	(306)
Non-GAAP income tax provision	$76	$60	$(17)	$239	$149

GAAP loss from continuing operations, after income taxes	$(5,126)	$(3,866)	$(2,376)	$(27,069)	$(3,596)
Stock-based compensation expense	686	735	817	2,915	2,875
Amortization of intangible assets and other	267	267	272	1,069	1,091
Tax expense (benefit) associated with acquired goodwill	-	-	66	(1,204)	285
Charges for uncertain tax positions	-	-	306	-	306
Restructuring and impairment charges	-	-	-	14,240	-
Other non-recurring items	-	-	-	-	150
Total impact of Non-GAAP exclusions	953	1,002	1,461	17,020	4,707
Non-GAAP income (loss) from continuing operations, after income taxes	$(4,173)	$(2,864)	$(915)	$(10,049)	$1,111

Loss from continuing operations, after income taxes
Basic - GAAP	$(0.09)	$(0.07)	$(0.04)	$(0.50)	$(0.07)
Basic - Non-GAAP	$(0.08)	$(0.05)	$(0.02)	$(0.18)	$0.02

Diluted - GAAP	$(0.09)	$(0.07)	$(0.04)	$(0.50)	$(0.07)
Diluted - Non-GAAP	$(0.08)	$(0.05)	$(0.02)	$(0.18)	$0.02
Shares used in computing per share amounts (GAAP)
Basic	54,792	54,637	54,184	54,548	53,834
Diluted	54,792	54,637	54,184	54,548	53,834
Shares used in computing per share amounts (Non-GAAP)
Basic	54,792	54,637	54,184	54,548	53,834
Diluted	54,792	54,637	54,184	54,548	53,984

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items and tax expense (benefit) associated with acquired goodwill. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures. See the text of this press release for more information on non-GAAP financial measures.

2015 Amounts are subject to completion of management’s customary closing and review procedures.

Contact Information

Investor Contact
Jacob Moelter
Investor Relations
+1.650.556.8595
jacob.moelter@support.com